                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PROTECTIVE LIFE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         March 27, 1997







To the Stockholders of Protective Life Corporation:

You are invited to attend the 1997 Annual Meeting of Stockholders of Protective Life Corporation, which will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 5, 1997 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1996 Annual Report to Stockholders.

At the Annual Meeting, stockholders will elect directors for the forthcoming year and will consider and vote upon the Company's 1997 Performance Share Plan, Annual Incentive Plan, and 1996 Stock Incentive Plan, which are being submitted for approval to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

                         Sincerely yours,



                         Drayton Nabers, Jr.
                         Chairman of the Board and
                         Chief Executive Officer

                        TABLE OF CONTENTS
                                                                         Page

Letter from the Chairman of the Board and Chief Executive Officer. . .     1

Notice of 1997 Annual Meeting of Stockholders. . . . . . . . . . . . .     2

Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

General Information. . . . . . . . . . . . . . . . . . . . . . . . . .     3

 Voting Securities and Record Date . . . . . . . . . . . . . . . . . .     4

  Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . .    5

* Election of Directors. . . . . . . . . . . . . . . . . . . . . . . . .    8

  Election of Directors and Information about Nominees . . . . . . . . .    8

  Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

  Certain Information Concerning the Board of Directors
     and Its Committees . . . . . . . . . . . . . . . . . . . . . . . . .   11

  Director's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

  Section 16(a) Beneficial Ownership Reporting Compliance. . . . . . . .    12

  Compensation Committee Interlocks and Insider Participation. . . . . .    12

 Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . .    13

 Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

 Employment Continuation Agreements. . . . . . . . . . . . . . . . . . .    16

 Compensation and Management Succession Committee's Report on
   Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . .    16

  Salary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

  Annual Incentive Awards. . . . . . . . . . . . . . . . . . . . . . . .    17

  Stock Incentive Awards . . . . . . . . . . . . . . . . . . . . . . . .    18

   Performance Share Awards. . . . . . . . . . . . . . . . . . . . . . .    18

   Stock Appreciation Rights and Stock Bonus Award . . . . . . . . . . .    19

  $1 Million Limit on Executive Compensation . . . . . . . . . . . . . .    19

 Performance Comparison. . . . . . . . . . . . . . . . . . . . . . . . .    20

 Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . . . .    22

* Proposals to Approve Compensation Plans. . . . . . . . . . . . . . . .     22

 Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

  Independent Public Accountants . . . . . . . . . . . . . . . . . . . .     31

  Annual Reports Available . . . . . . . . . . . . . . . . . . . . . . .     32

  Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . .     32

*To be voted on at the Annual Meeting of Stockholders

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 5, 1997


TO THE STOCKHOLDERS OF PROTECTIVE LIFE CORPORATION:


   Notice is hereby given that the Annual Meeting of Stockholders of Protective Life Corporation will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 5, 1997 at 10:00 a.m., CDT, for the following purposes:

   (a)  to elect 13 directors to serve for the ensuing year,

   (b) to consider and vote upon the Company's 1997 Performance Share Plan to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes,

   (c) to consider and vote upon the Company's Annual Incentive Plan to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes,

   (d) to consider and vote upon the Company's 1996 Stock Incentive Plan to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes, and

   (e) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The close of business on Friday, March 7, 1997 has been fixed by the Board of Directors as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

   The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 DEBORAH J. LONG, SECRETARY
March 27, 1997

                        PROTECTIVE LIFE CORPORATION
                              P. O. BOX 2606
                         BIRMINGHAM, ALABAMA  35202

                    PROXY STATEMENT DATED MARCH 27, 1997
                     FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 5, 1997

                             GENERAL INFORMATION

   This Proxy Statement is furnished to the stockholders of Protective Life Corporation, a Delaware corporation ("Company"), in connection with the solicitation of proxies on behalf of Management to be used in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, May 5, 1997. If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, shares represented thereby will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF THE COMPANY'S 1997 PERFORMANCE SHARE PLAN, ANNUAL INCENTIVE PLAN, AND 1996 STOCK INCENTIVE PLAN, AS RECOMMENDED BY THE BOARD OF DIRECTORS AND DESCRIBED HEREIN. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 27, 1997.

   The enclosed form of proxy provides a method for stockholders to withhold authority or abstain from voting. If a stockholder makes such a direction, his shares will not be voted either for or against a proposal but would be counted for the purposes of determining that a quorum of the stockholders would be present at the meeting. While there may be instances in which a stockholder may consider abstaining, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

   A stockholder may revoke his proxy at any time before such proxy is voted by giving a proxy bearing a later date or written notice of such revocation (in either case delivered to the Secretary of the Company at its principal office prior to the time of taking the vote) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

   A quorum of stockholders (stockholders owning a majority of the outstanding shares of the Company entitled to vote) must be present, in person or by proxy, to conduct business at the Annual Meeting of Stockholders, and a majority vote of those shares issued and outstanding is required to vote "for" a proposal in order for such proposal to be adopted. Both abstentions and broker non-votes are included in determining the number of stockholders present for quorum purposes. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on some proposals. As required by Delaware law, abstentions (but not broker non-votes) are counted in calculating the number of shares voting on a particular proposal. In counting votes on a particular proposal, only those votes clearly indicated as voting "for" a proposal are counted as such. Abstentions are recorded and counted separately and have the effect of votes against the proposal being voted upon.

   As votes are received they are compared with the list of stockholders as of March 7, 1997 to ensure that the stockholders are entitled to vote and are voting their authorized number of shares. Votes for each proposal are tallied by the Internal Audit Department of the Company. All proxies, work papers, and summaries of results are then reviewed by an independent panel of proxy judges.

   The Company will bear all costs in connection with this solicitation. In addition to the use of the mails, proxies may be solicited in person or by telephone, by officers or employees of the Company or its subsidiaries, who will not be separately compensated therefor. The Company has entered into a contract with McCormick & Pryor, Ltd., to provide proxy solicitation services with respect to the Company's institutional stockholders at an anticipated cost of $3,500. Brokerage houses, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of Company Common Stock held of record by them and will be reimbursed for their reasonable expenses in connection with such mailing or other communication with the beneficial owners.

   The Management of the Company does not know of any matters that may be brought before the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. If any other matters should properly be brought before the Annual Meeting or any adjournment thereof, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING IT, UNLESS "AUTHORIZATION WITHHELD" IS INDICATED IN THE APPROPRIATE BOX OF THE PROXY.

THIS SOLICITATION IS MADE BY MANAGEMENT OF THE COMPANY.

VOTING SECURITIES AND RECORD DATE

   Shares of common stock ("Common Stock"), $0.50 par value per share, are the only voting securities of the Company and each share is entitled to one vote. Only holders of record of Common Stock at the close of business on March 7, 1997 will be entitled to vote at the Annual Meeting. As of that date, there were 33,336,462 shares of Common Stock of the Company issued, of which 2,528,936 shares were held as treasury shares, leaving 30,807,526 shares issued, outstanding and entitled to vote at the Annual Meeting.

PRINCIPAL STOCKHOLDERS


   The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 7, 1997 with respect to (i) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock, (ii) each current director, the nominee, and each of the executive officers named in the Summary Compensation Table contained herein, and (iii) all directors and executive officers of the Company and such nominee for election as a director, as a group:

                                       Amount and Nature
                                    of Beneficial Ownership(1)      Percent
    Name of                    ----------------------------------      of
Beneficial Owner                  Sole Power       Shared Power(2)  Class(1)
----------------------         ---------------    ----------------  --------
William J. Rushton III            641,352(3)           11,094(4)     2.1%
John W. Woods                       6,434                  -0-        *
William J. Cabaniss, Jr.           95,389               76,976        *
H. G. Pattillo                      8,000               20,000        *
Drayton Nabers, Jr.               124,664(5)            10,677        *
John J. McMahon, Jr.               12,908(6)            18,000        *
A. W. Dahlberg                      2,564                  -0-        *
John W. Rouse, Jr.                  2,941                  -0-        *
Robert T. David                     4,153                  -0-        *
Ronald L. Kuehn, Jr.                2,050                  -0-        *
Herbert A. Sklenar                  1,692                1,542        *
James S. M. French                    500                4,900(7)     *
Robert A. Yellowlees                2,424                  -0-        *
John D. Johns                      14,775(8)             2,100        *
R. Stephen Briggs                  64,726(9)               -0-        *
Jim E. Massengale                  57,378(10)              350        *
A. S. Williams III                 45,605(11)              -0-        *
All current directors, the
   nominee, and executive
   officers as a group
   (26 individuals)             1,230,586(12)(13)      145,639       4.5%
AmSouth Bank of Alabama
   in various fiduciary
   capacities                         -0-            3,132,377(14)  10.2%(14)
Nicholas Company, Inc.          2,166,120(15)              -0-       7.0%(15)
Firstar Corporation             1,941,625(16)          387,050(16)   7.6%(16)
Janus Capital Corporation             -0-            2,150,175(17)   7.0%(17)
----------------------------
*less than one percent

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

(3) Includes 31,593 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Rushton has sole voting power.

(4)  Shares owned by the wife of Mr. Rushton.

(5) Includes 6,085 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Nabers has sole voting power. Also, includes 78,103 share equivalents allocated to Mr. Nabers' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Nabers who will have sole voting power over the shares at that time. Does not include 150,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(6) Includes 3,764 share equivalents allocated to Mr. McMahon's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. McMahon who will have sole voting power over the shares at that time.

(7) Includes 4,000 shares of Company Common Stock owned by Dunn Investment Company, of which Mr. French is Chairman, President, and Chief Executive Officer.

(8) Includes 1,184 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Johns has sole voting power. Also, includes 11,391 share equivalents allocated to Mr. Johns' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Johns who will have sole voting power over the shares at that time. Does not include 75,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(9) Includes 12,937 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Briggs has sole voting power. Also, includes 27,832 share equivalents allocated to Mr. Briggs' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Briggs who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(10) Includes 14,808 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Massengale has sole voting power. Also, includes 16,440 share equivalents allocated to Mr. Massengale's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Massengale who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(11) Includes 12,588 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Williams has sole voting power. Also, includes 30,277 share equivalents allocated to Mr. Williams' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Williams who will have sole voting power over the shares at that time. Does not include 20,000 stock appreciation rights awarded under the Company's 1996 Stock Incentive Plan.

(12) No officer or director owns any stock of any affiliate of the Company.

(13) Included are the interests of the persons as of December 31, 1996 in 104,165 shares held in the Company's 401(k) and Stock Ownership Plan, which owned a total of 1,312,410 shares on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's accounts. The 693,120 shares held in the Company's 401(k) and Stock Ownership Plan Trust which have not been allocated to participants will be voted by the Trustees in accordance with the majority of the vote of all participants. Also, includes 253,120 share equivalents allocated to the deferred compensation accounts of participating directors and executive officers as a group pursuant to the Company's Deferred Compensation

     Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers.

(14) AmSouth Bank of Alabama, 1400 AmSouth/Sonat Tower, Birmingham, Alabama 35203, has advised the Company that the bank, in its capacity as fiduciary of various trusts and estates, may be deemed the beneficial owner, as of December 31, 1996, of 3,782,781 shares of Common Stock of the Company, for which the bank has no sole voting or investment power, but has shared voting power with respect to 3,132,377 shares and shared investment power with respect to 2,615,825 shares. AmSouth Bank of Alabama has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of the Company. AmSouth Bank of Alabama reported its beneficial ownership as of December 31, 1996 as 12.3%. The table shows the percentage based on 30,807,526 shares of Common Stock outstanding on March 7, 1997.

(15) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment adviser, may be deemed the beneficial owner, as of December 31, 1996, of 2,166,120 shares of Common Stock of the Company, for which Nicholas Company, Inc. has no shared investment power and no voting power, but has sole investment power with respect to 2,166,120 shares. Nicholas Company, Inc. has further advised the Company that none of its separate clients holds as much as 5% of the outstanding shares of the Company. Nicholas Fund, Inc. has advised the Company that it, in its capacity as an investment adviser, may be deemed the beneficial owner, as of December 31, 1996, of 1,468,500 shares of Common Stock of the Company included within the shares reported by Nicholas Company, Inc. Nicholas Fund, Inc. has sole voting power with respect to 1,468,500 shares, but has no investment power and no shared voting power. Nicholas Company, Inc. reported its beneficial ownership as of December 31, 1996 as 7.0%. The table shows the percentage based on 30,807,526 shares of Common Stock outstanding on March 7, 1997.

(16) Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin
     53202, has advised the Company that it, in its capacity as a holding company, may be deemed the beneficial owner, as of December 31, 1996, of 2,336,650 shares of Common Stock of the Company. Firstar Corporation has sole voting power with respect to 1,828,925 shares, sole investment power with respect to 1,941,625 shares, shared voting power with respect to 386,050 shares, and shared investment power with respect to 387,050 shares. A subsidiary of Firstar Corporation, Firstar Investment Research & Management Company, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment adviser, may be deemed the beneficial owner, as of December 31, 1996, of 2,336,650 shares of Common Stock of the Company. Firstar Investment Research & Management Company has sole voting power with respect to 734,400 shares, sole investment power with respect to 847,100 shares, shared voting power with respect to 1,448,140 shares, and shared investment power with respect to 1,489,550 shares. Firstar Corporation reported its beneficial ownership as of December 31, 1996 as 7.6%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 30,807,526 shares of Common Stock outstanding on March 7, 1997.

(17) Janus Capital Corporation, 100 Fillmore Street, Suite 400, Denver, Colorado 80206, has advised the Company that it, in its capacity as an investment adviser, may be deemed the beneficial owner, as of December 31, 1996, of 2,150,175 shares of Common Stock of the Company. Janus Capital Corporation has no sole voting or investment power, but has shared voting power with respect to 2,150,175 shares and shared investment power with respect to 2,150,175 shares. Janus Capital Corporation reported its beneficial ownership as of December 31, 1996 as 7.0%. The table shows the percentage based on 30,807,526 shares of Common Stock outstanding on March 7, 1997.

                            ELECTION OF DIRECTORS

ELECTION OF DIRECTORS AND INFORMATION ABOUT NOMINEES

   Unless "Withhold Authority" is specified in the proxy as to all or some of the nominees, the persons named in the accompanying proxy intend to vote the shares represented by such proxy, if properly dated and signed, for the election as directors of the 13 nominees listed herein, all of whom are now directors of the Company except for Mr. Johns, who was nominated by the Board of Directors on March 3, 1997.

   Mr. John D. Johns is President and Chief Operating Officer of the Company.

   If elected, each of the 13 nominees shall serve as a director of the Company until the 1998 Annual Meeting of Stockholders and thereafter until his successor shall have been elected and shall qualify, except as otherwise provided in the By-laws. Should one or more of such nominees become unavailable or ineligible to serve, it is intended that the shares represented by the proxy will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominee or nominees as Management may designate. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

   Mr. H. G. Pattillo will retire as a director at the Annual Meeting of Stockholders having reached the retirement age fixed in the Company's By-laws.

   The information in the following table and the notes thereto with respect to each nominee for election as a director with regard to his age, principal occupation or employment for the last five years, and certain other directorships of the nominee has been furnished to the Company by the respective nominees. No nominee, other than Messrs. Nabers and Johns, has any position or office with the Company or any subsidiary. The table and notes also indicate the nominees' present committee memberships.

                                                                                              Company
                                               Principal Occupation                           Director
Name                     Age                     and Directorships                             Since
-----                    ---    ------------------------------------------------------        --------
William J. Rushton III   67     Chairman Emeritus of the Company and, formerly, its
                                Chairman of the Board, its Chairman of the Board and
                                Chief Executive Officer, and its President; Director,
                                Alabama Power Company and The Southern Company.
                                (a)(d)                                                          1956(f)


                                                                                              Company
                                               Principal Occupation                           Director
Name                     Age                     and Directorships                             Since
-----                    ---    ------------------------------------------------------        --------
John W. Woods            65     Retired Chairman of the Board of AmSouth
                                Bancorporation (bank holding company) and, formerly, its
                                Chairman of the Board and Chief Executive Officer and its
                                President; retired Chairman of the Board of AmSouth
                                Bank of Alabama and, formerly, its Chairman of the Board
                                and Chief Executive Officer and its President; Director,
                                Alabama Power Company and McWane, Inc. (a)(b)                   1970


William J. Cabaniss, Jr. 58     President of Precision Grinding, Inc. (machine grinding);
                                Director, Precision Grinding, Inc.,  AmSouth Bank of
                                Alabama, and Birmingham Steel Corporation. (c)(d)               1974(g)


Drayton Nabers, Jr.      56     Chairman of the Board and Chief Executive Officer of
                                the Company and, formerly, its Chairman of the Board,
                                President and Chief Executive Officer and, its President
                                and Chief Executive Officer and its President and Chief
                                Operating Officer; Director, Energen Corporation,
                                National Bank of Commerce of Birmingham, and Alabama
                                National Bancorporation. (a)(d)(e)                              1982


John J. McMahon, Jr.     54     Chairman of the Board of McWane, Inc. (pipe and valve
                                manufacturing) and, formerly, its President; Director,
                                National Bank of Commerce of Birmingham and John H.
                                Harland Company. (a)(b)                                         1987


A. W. Dahlberg           56     Chairman of the Board, President and Chief Executive
                                Officer of The Southern Company (electric utilities) and,
                                formerly, its President; formerly, President and Chief
                                Executive Officer, Georgia Power Company; Director,
                                Georgia Power Company, Southern Company Services,
                                Inc., Alabama Power Company, Southern Energy, Inc.,
                                Southern Nuclear Operating Company, SunTrust Banks,
                                Inc., SunTrust Bank, Atlanta, SunTrust Banks of
                                Georgia, Inc., and Equifax, Inc. (a)(b)                         1987


John W. Rouse, Jr.       59     President Emeritus, Southern Research Institute
                                (scientific research); Director, Alabama Power
                                Company. (c)(d)                                                 1988


Robert T. David          58     Principal, Southeast Capital Partners, and President,
                                Polatomic, Inc.; formerly, Garrett Professor of Business
                                Administration, Berry College; formerly, Vice President
                                and Dean, School of Business, Samford University;
                                Director, Stockham Valves and Fittings, Inc., Polatomic,
                                Inc., and Triad Guaranty Inc. (c)(d)                            1988


                                                                                              Company
                                               Principal Occupation                           Director
Name                     Age                     and Directorships                             Since
-----                    ---    ------------------------------------------------------        --------
Ronald L. Kuehn, Jr.     61     Chairman of the Board, President and Chief Executive
                                Officer, Sonat Inc. (energy and natural resources);
                                Director,  AmSouth Bancorporation, Southern Natural Gas
                                Company, Union Carbide Corporation, Praxair, Inc.,
                                Transocean Offshore, Inc., Dun & Bradstreet Corporation.
                                (a)(b)                                                          1990

Herbert A. Sklenar       65     Chairman of the Board of Vulcan Materials Company
                                (construction materials and chemicals) and, formerly, its
                                Chairman and Chief Executive Officer and its President
                                and Chief Executive Officer; Director, AmSouth
                                Bancorporation and Temple-Inland, Inc. (b)(c)                   1992

James S. M. French       56     Chairman of the Board, President, and Chief Executive
                                Officer of Dunn Investment Company (materials,
                                construction, and investment holding company); Director,
                                Energen Corporation, Regions Financial Corporation, and
                                Hilb, Rogal and Hamilton Company. (a)(c)                        1996

Robert A. Yellowlees     58     Chairman of the Board, President, and Chief Executive
                                Officer of National Data Corporation (information
                                processing company) and, formerly, its President, Chief
                                Executive Officer, and Chief Operating Officer; Director,
                                John H. Harland Company. (a)(c)                                 1996

John D. Johns            45     President and Chief Operating Officer of the Company
                                and, formerly, its Executive Vice President and Chief
                                Financial Officer; formerly, Vice President and General
                                Counsel of Sonat Inc.; Director, National Bank of
                                Commerce of Birmingham and Alabama National
                                Bancorporation. (e)                                              --

---------------------------------
(a) also a member of the Finance and Investments Committee
(b) also a member of the Compensation and Management Succession Committee
(c) also a member of the Audit Committee
(d) also a member of the Board Structure and Nominating Committee
(e) also a director and/or current officer of each principal Company subsidiary
(f) with the exception of the period 1958-1962
(g) with the exception of the period November 1988 - February 1992

VOTE REQUIRED

  To approve the election of the nominees as directors, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  To assist in carrying out its duties and responsibilities, the Board of Directors has a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, and a Board Structure and Nominating Committee, each composed of members of the Board. The members of each committee are identified by appropriate notes in the table on pages 8-10.

  The Finance and Investments Committee has responsibility for reviewing and acting upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries. The Finance and Investments Committee met seven times in 1996.

  The Audit Committee reviews internal controls, systems and procedures, accounting policies, and other significant aspects of the financial management of the Company, including the Company's internal audit functions. It also reviews with the Company's independent public accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants. The Audit Committee met three times in 1996.

  The Compensation and Management Succession Committee has oversight and ultimate charge and control of the compensation paid officers and employees of the Company and its subsidiaries, whether by salary or under any of the Company's compensation plans. This committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise. The Compensation and Management Succession Committee met three times in 1996.

  The Board Structure and Nominating Committee is charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The Board Structure and Nominating Committee met one time in 1996.

  Each of the committees reports its actions taken to the Board of Directors.

 The Board of Directors met six times in 1996. Messrs. Rushton and Yellowlees each attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member during 1996.

DIRECTOR'S FEES

  Directors who are employees of the Company do not receive director's fees. Other directors receive an annual director's fee of $20,000 and 50 shares of
Common Stock. For each board meeting attended, the directors who reside in Birmingham receive $1,200 and the directors who do not reside in Birmingham ("non-Birmingham directors") receive $2,100 and reimbursement of their travel expenses. For each Finance and Investments Committee, Audit Committee, Compensation and Management Succession Committee, or Board Structure and Nominating Committee meeting attended, the directors who reside in Birmingham receive $1,200 and the non-Birmingham directors receive $1,300. Non-Birmingham directors receive an additional fee of $500 and reimbursement of their travel expenses for attendance at Audit Committee, Compensation and Management Succession Committee, or Board Structure and Nominating Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The current non-Birmingham directors are Messrs. Dahlberg, Pattillo, and Yellowlees.

  The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Directors' Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their director's fees. Director's fees so deferred are credited to the directors in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred director's fees will be distributed in stock or cash as specified by the directors in accordance with the Directors' Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Directors and executive officers of the Company are required to report changes in their beneficial ownership of the Company's Common Stock to the Securities and Exchange Commission. In 1996, all such reports were filed on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Management Succession Committee ("Committee") are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. No member of the Committee was an officer or employee of the Company or any of its subsidiaries at any time during 1996. Also, no member of the Committee was formerly an officer of the Company or any of its subsidiaries.

 Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of The Southern Company. The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1996, the limited liability company received $1,913,930 in lease payments from affiliates of The Southern Company.

                      EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company ("Named
Executives") during or with respect to the last three fiscal years.

                    SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------

                                                  Annual Compensation                   Long-Term Compensation
                                       ----------------------------------------------------------------------------
                                                                                       Awards        Payouts
                                                                                    -------------------------------
                                                                                     Securities
                                                                          Other      Underlying                          All
                                                                          Annual      Options/       Long-Term          Other
                                                                          Compen-       SARs       Incentive Plan      Compen-
Name and Principal Position     Year     Salary(1)(2)    Bonus(1)(2)(3)   sation        (#)        Payouts(1)(3)(4)    sation(5)
            (a)                  (b)          (c)              (d)          (e)         (g)               (h)             (i)
--------------------------------------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.             1996       $535,000       $691,063(6)     $2,970       150,000       $757,492(8)        $4,500
 Chairman of the Board and      1995        499,167        459,000         2,970                      694,733            4,500
 Chief Executive Officer        1994        438,550        400,500         1,188                      624,499            4,500
--------------------------------------------------------------------------------------------------------------------------------

John D. Johns                   1996        312,917        306,316(7)        -0-        75,000        166,026(8)         4,500
 President and Chief            1995        282,500        200,000           -0-                      132,964            4,500
 Operating Officer              1994        268,333        189,000           -0-                       87,041            4,500
--------------------------------------------------------------------------------------------------------------------------------

R. Stephen Briggs               1996        293,333        181,700           -0-        20,000        249,038(8)         4,500
 Executive Vice President       1995        282,500        190,000         1,056                      262,598            4,500
                                1994        268,333        153,900         3,168                      243,706            4,500
--------------------------------------------------------------------------------------------------------------------------------

A. S. Williams III              1996        273,333        442,500         5,742        20,000        280,168(8)         4,500
 Executive Vice President,      1995        263,333        240,603         2,970                      299,170            4,500
 Investments and Treasurer      1994        252,500        153,000         2,970                      263,283            4,500
--------------------------------------------------------------------------------------------------------------------------------

Jim E. Massengale               1996        225,417        148,100           756        20,000        233,474(8)         4,500
 Executive Vice President,      1995        203,333        123,000           753                      252,639            4,500
 Acquisitions                   1994        193,550        117,000           728                      235,020            4,500
--------------------------------------------------------------------------------------------------------------------------------

(1) For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation".
(2) Includes amounts that the Named Executives may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3) Includes amounts that the Named Executives may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4) For further information, see the "Long-Term Incentive Plan Awards In Last Fiscal Year" table.
(5)  Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6) Includes a one-time bonus award of $205,063 in shares of the Company's Common Stock.
(7) Includes a one-time bonus award of $53,316 in shares of the Company's Common Stock.
(8) 1996 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.


     The following table sets forth information regarding the stock appreciation rights granted to Named Executives during 1996.

              OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Grant Date
                                             Individual Grants                                                       Value
-------------------------------------------------------------------------------------------------------------------------------
                                                Percent of
                             Number of            Total
                            Securities           Options/
                            Underlying         SARs Granted       Exercise or     Grant
                           Option/SARs(1)      to Employees       Base Price      Date           Expiration        Grant Date
      Name                  Granted (#)       in Fiscal Year        ($/Sh)        Price            Date          Present Value $
       (a)                     (b)                 (c)                (d)         ($/Sh)            (e)              (h)(2)
--------------------------------------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.          150,000              44.4%             $34.875       $35.00      August 15, 2006        $1,332,750
--------------------------------------------------------------------------------------------------------------------------------

John D. Johns                 75,000              22.2               34.875        35.00      August 15, 2006           666,375
--------------------------------------------------------------------------------------------------------------------------------

R. Stephen Briggs             20,000               5.9               34.875        35.00      August 15, 2006           177,700
--------------------------------------------------------------------------------------------------------------------------------

A. S. Williams III            20,000               5.9               34.875        35.00      August 15, 2006           177,700
--------------------------------------------------------------------------------------------------------------------------------

Jim E. Massengale             20,000               5.9               34.875        35.00      August 15, 2006           177,700
--------------------------------------------------------------------------------------------------------------------------------

(1) The stock appreciation rights are exercisable after five years (earlier upon the death, disability or retirement of the executive or, in certain circumstances, upon a change in control of the Company). Unexercised rights expire upon termination of employment, and rights exercised within the one-year period prior to termination are recoverable by the Company if the executive becomes employed by a competitor of the Company.
(2) The stock appreciation rights were valued using the Roll-Geske variation of the Black-Scholes option pricing model. Expected volatility was assumed to approximately equal that of the S&P Life Insurance Index or 15%. Other assumptions include a risk-free rate of 6.35%, a dividend yield of 1.97%, and an expected time of exercise of August 15, 2002.

  The following table sets forth the value of the stock appreciation rights held by the Named Executives based upon the value of the Common Stock as of December 31, 1996.


                 AGGREGATED FY-END OPTION/SAR VALUES

--------------------------------------------------------------------
                              Number of
                              Securities             Value of
                              Underlying           Unexercised
                              Unexercised          In-the-Money
                            Options/SARs at       Options/SARs at
                               FY-End (#)            FY-End ($)
                              Exercisable/          Exercisable/
      Name                   Unexercisable          Unexercisable
       (a)                         (d)                   (e)
--------------------------------------------------------------------
Drayton Nabers, Jr.           0/150,000              $0/$750,000
--------------------------------------------------------------------

John D. Johns                 0/ 75,000               0/ 375,000
--------------------------------------------------------------------

R. Stephen Briggs             0/ 20,000               0/ 100,000
--------------------------------------------------------------------

A. S. Williams III            0/ 20,000              0/  100,000
--------------------------------------------------------------------

Jim E. Massengale             0/ 20,000              0/  100,000
--------------------------------------------------------------------


   In 1996, the Compensation and Management Succession Committee awarded performance shares under the 1992 Performance Share Plan, as indicated, to the Named Executives in the table below, which are generally payable, if at all, at the time the results of the comparison group of companies for the four-year period ending December 31, 1999 are known.


                             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------------
                                                    Performance or          Estimated Future Payouts Under
                              Number of           Other Period Until    Non-Stock Price-Based Plans (in shares)
                           Shares, Units or         Maturation or       ---------------------------------------
     Name                 Other Rights (#)(1)          Payout            Threshold        Target        Maximum
      (a)                       (b)                      (c)                (d)             (e)           (f)
---------------------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.         10,650 shares          December 31, 1999        5,325         13,313         18,105
---------------------------------------------------------------------------------------------------------------

John D. Johns                3,880 shares          December 31, 1999        1,940          4,850          6,596
---------------------------------------------------------------------------------------------------------------

R. Stephen Briggs            3,880 shares          December 31, 1999        1,940          4,850          6,596
---------------------------------------------------------------------------------------------------------------

A. S. Williams III           2,980 shares          December 31, 1999        1,490          3,725          5,066
---------------------------------------------------------------------------------------------------------------

Jim E. Massengale            2,300 shares          December 31, 1999        1,150          2,875          3,910
---------------------------------------------------------------------------------------------------------------

(1) In the event of a change in control, payment will be made with respect to all outstanding awards based upon performance at the target level (which, for all outstanding awards, is deemed to be at the seventy-fifth percentile) or, if greater, performance as of the December 31 preceding the change in control.

     With respect to 1996 awards awarded to the Named Executives, 125% of the award is earned if the Company's average return on average equity for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 170% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                               PENSION PLAN

                             PENSION PLAN TABLE
------------------------------------------------------------------------------
                                     Years of Service
              ----------------------------------------------------------------
Remuneration        15           20           25          30           35
------------------------------------------------------------------------------
$  125,000      $ 27,802     $ 37,070     $ 46,337     $ 55,604     $ 64,872
   150,000        33,802       45,070       56,337       67,604       78,872
   175,000*       39,802       53,070       66,337       79,604       92,872
   200,000*       45,802       61,070       76,337       91,604      106,872
   225,000*       51,802       69,070       86,337      103,604      120,872
   250,000*       57,802       77,070       96,337      115,604      134,872*
   275,000*       63,802       85,070      106,337      127,604*     148,872*
   300,000*       69,802       93,070      116,337      139,604*     162,872*
   400,000*       93,802      125,070*     156,337*     187,604*     218,872*
   500,000*      117,802      157,070*     196,337*     235,604*     274,872*
   600,000*      141,802*     189,070*     236,337*     283,604*     330,872*
   700,000*      165,802*     221,070*     276,337*     331,604*     386,872*
   800,000*      189,802*     253,070*     316,337*     379,604*     442,872*
   900,000*      213,802*     285,070*     356,337*     427,604*     498,872*
 1,000,000*      237,802*     317,070*     396,337*     475,604*     554,872*
 1,100,000*      261,802*     349,070*     436,337*     523,604*     610,872*
 1,200,000*      285,802*     381,070*     476,337*     571,604*     666,872*
 1,300,000*      309,802*     413,070*     516,337*     619,604*     722,872*
------------------------------------------------------------------------------

-------------------
*Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $125,000 for 1997 and is subject to increase in later years. In addition, in 1997, such a plan may not take into account annual compensation in excess of $160,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan ("Excess Benefit Plan"), adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Protective Life Corporation Pension Plan ("Pension Plan"), of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and (2) the amount actually payable under the Pension Plan as so limited.


     The above table illustrates estimated gross annual benefits which would be payable for life in a straight life annuity commencing at normal retirement age under the Pension Plan and the Excess Benefit Plan for employees with average compensation (remuneration under the table above) and years of service. Benefits in the above table are not reduced by social security or other offset amounts.

     Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by the Company) may be included in obtaining the average compensation.

     The Named Executives and their estimated length of service as of December 31, 1996 are provided in the following table.

           Name                Years of Service
     -------------------------------------------
     Drayton Nabers, Jr.            18
     John D. Johns                   3
     R. Stephen Briggs              25
     A. S. Williams III             32
     Jim E. Massengale              13
     -------------------------------------------


                EMPLOYMENT CONTINUATION AGREEMENTS

     The Board of Directors has authorized the Company to enter into Employment Continuation Agreements with each of the Named Executives which provide for certain benefits in the event such executive's employment is actually or constructively (by means of a reduction in duties or compensation) terminated following certain events constituting a "change in control". Such benefits include (i) a payment equal to three times the sum of the annual base salary in effect at the time of the change in control and the average annual incentive plan bonus for the three years preceding the change in control; (ii) continuation (for twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment; (iii) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service); and (iv) an additional payment, if necessary, to reimburse the executive for any additional tax (other than normal Federal, state and local income taxes) incurred as a result of any benefits received in connection with the change in control.

        COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
                 REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Succession Committee ("Committee") has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under the Company's compensation plans. This Report on Executive Compensation ("Report") was prepared by the Committee.

     There were three primary types of compensation paid to executive officers of the Company in 1996: (i) salary, (ii) annual incentive awards, and (iii) stock incentive awards which are further described below. A significant portion of the Chief Executive Officer's total compensation is incentive compensation. As reflected in the Summary Compensation Table, for 1996, 73% of the Chief Executive Officer's total compensation was incentive compensation.

SALARY

     The Company utilizes an independent compensation consultant to provide competitive compensation data for executive officers. Through the consultant, the Company accesses multiple compensation survey sources to review the pay practices of other life insurance companies, and to establish salary ranges for executive officers. Some of the companies in the peer group listed on page 21 are included in the compensation surveys.

     The Committee's compensation strategy for executive officers has generally been to pay salaries at or near the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation commensurate with the Company's performance as compared to a peer group of companies. Growth in earnings per share and return on average equity are the two principal measures of Company performance employed by the Committee.

     Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) help determine where an officer's salary falls within the range. For the Chief Executive Officer, Company performance was also considered by the Committee in setting the appropriate base salary level. No specific weights are given to any of the factors considered by the Committee. Based upon the above factors, the Committee established the Chief Executive Officer's 1996 base salary at $540,000.

ANNUAL INCENTIVE AWARDS

     The Company has had an annual cash bonus plan since 1973. The Annual Incentive Plan ("AIP") was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves the annual bonus paid to each of the executive officers, including the Chief Executive Officer. Currently, there are 139 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 45% of salary. The Chief Executive Officer's target bonus percentage is 45%. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

     The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of the Company's pretax income for that year. In 1996, $4.0 million, or 2.9% of the Company's 1996 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year.

     An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting.
For the other executive officers, 40% to 100% of their respective AIP bonuses is based upon Company performance, which, for 1996, was measured by the Company's operating earnings per share.

     Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 45% of 1996 base salary if the Company's 1996 operating earnings per share were $2.75. A maximum bonus, 200% of target or 90% of Mr. Nabers' 1996 base salary would be paid if the Company's operating earnings per share were $2.90. The Company's 1996 operating earnings per share of $2.90 representing a 16.6% operating return on average equity resulted in Mr. Nabers earning a maximum AIP bonus of 90% of his 1996 base salary, or $486,000.

     The Committee believes that its administration of the AIP relates bonuses paid to the Chief Executive Officer to Company performance.

STOCK INCENTIVE AWARDS

     PERFORMANCE SHARE AWARDS

     The Performance Share Plan was initially adopted in 1973 by stockholders to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase stockholdings in the Company. Under the Performance Share Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, are eligible to participate in the Performance Share Plan. Those selected by the Committee are awarded performance shares on an annual basis, each of which has a potential value equal to the market value of one share of Company Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1996 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times such employee's base salary plus target AIP bonus, divided by the average share price of the Company's Common Stock. Each employee is assigned an award percentage which ranges from 20% to 50%, to provide long-term compensation which is competitive to that offered to persons performing similar functions at insurance companies of comparable size. The Chief Executive Officer's 1996 award percentage was 50%. For 1996, a total of 52,290 shares were awarded to 31 participants. For further information, see the "Long-Term Incentive Plan Awards in Last Fiscal Year" table on page 14 and the accompanying text for a description of how 1996 awards may be earned.

     Under the Performance Share Plan, the criterion for payment of performance share awards is made in accordance with the Company's average return on average equity for an award period compared with that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results", each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 21).
 If the Company's four-year results are below the median of the comparison group no portion of the award is earned. If a company in the comparison group is acquired or exits the insurance industry during the award period, such company is ranked below the Company for comparison purposes. The Committee believes the operation of the Performance Share Plan relates long-term incentive compensation to the Company's long-term performance.

     Results for the award period ending in 1996 will not be known until the 1996 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 1996 results will place the Company in the top 10% of the comparison group which will entitle Mr. Nabers to approximately $757,492 in shares of Company Common Stock and cash, representing 130% of his 1993 performance share award. $486,866 of this payment, or 64%, would represent appreciation in the market value of Company Common Stock since the award date.

     STOCK APPRECIATION RIGHTS AND STOCK BONUS AWARD

     During 1996, the Committee requested the Company's compensation consultants to prepare an analysis of executive compensation. Specifically, the Committee was concerned that the Company's performance-based compensation plans did not compensate senior executives consistent with the Committee's compensation strategy when the Company's results are superior. Based upon such analysis, the Committee decided to make a one-time award of stock appreciation rights to 12 senior executive officers which would provide additional long-term incentive compensation based solely on the performance of the Company's Common Stock. In addition, a five-year cliff vesting schedule was established (subject to acceleration in the event of death, disability or retirement and, in certain circumstances, a change in control of the Company) in order to maximize the retention value of such awards. Mr. Nabers received an award of stock appreciation rights with respect to 150,000 shares of Common Stock. For further information, see the "Option/SAR Grants in Last Fiscal Year" table on page 13. Additionally, the Committee decided to make a one-time bonus award of $205,063 in shares of the Company's Common Stock to Mr. Nabers and of $53,316 in shares of the Company's Common Stock to Mr. Johns.

$1 MILLION LIMIT ON EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, states that publicly held corporations may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless such compensation is "qualified performance-based compensation" which meets certain specific requirements. While Section 162(m) generally became effective with respect to compensation payable after 1993, a special rule provided an exemption for certain awards granted prior to the 1997 Annual Meeting of Stockholders. Because of the special rule (and certain elective deferrals by the Chief Executive Officer), the Company has paid no compensation that is non-deductible by reason of Section 162(m). The Company is currently seeking stockholder approval of certain compensation plans at the Annual Meeting in order to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes. For further information with respect to such proposals, see "Proposals To Approve Compensation Plans" on page 22.

                                          COMPENSATION AND MANAGEMENT
                                              SUCCESSION COMMITTEE

                                         John J. McMahon, Jr., Chairman
                                     A. W. Dahlberg        John W. Woods
                                     Herbert A. Sklenar    Ronald L. Kuehn, Jr.

                      PERFORMANCE COMPARISON

     The following graph compares total returns on the Company's Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown in the graph below is not necessarily indicative of future performance.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
AMONG PROTECTIVE LIFE CORPORATION, THE S&P 500, AND A PEER GROUP(2)





                           PERFORMANCE  CHART


----------------------------------------------------------------------------
                               1991    1992    1993    1994    1995    1996
                             -----------------------------------------------
Protective Life Corporation    $100    $165    $245    $277    $366    $476
                             -----------------------------------------------
S&P 500                         100     108     118     120     165     203
                             -----------------------------------------------
Peer Group                      100     123     140     133     200     252
----------------------------------------------------------------------------

(1) Assumes $100 invested on December 31, 1991 in Protective Life Corporation, S&P 500, and Peer Group common stocks including reinvestment of dividends.
(2)  Fiscal Year ending December 31.

   The companies included in the Peer Group index are generally identical to those companies included in the Company's 1996 comparison group of companies under the Performance Share Plan, which is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the National Underwriter, "Insurance Stock Results", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1996, excluding downstream affiliates of any companies in the comparison group. The Peer Group excludes First Colony Corporation, Independent Insurance Group, Inc., and Life Partners Group, Inc. that are included in the Company's 1996 Performance Share Plan comparison group because, although they were among the 40 largest companies on January 1, 1996, they were not publicly held on December 31, 1996. The Peer Group also excludes United Companies Financial Corporation, a company in the 1996 Performance Share Plan comparison group which sold its insurance operations during 1996. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are:

Aetna Life & Casualty Company
AFLAC, Inc.
Alfa Corporation
American General Corporation
American Heritage Life Investment
    Corporation
American International Group, Inc.
American National Insurance Company
Aon Corporation
CIGNA Corporation
CNA Financial Corporation
Conseco, Inc.
Delphi Financial Group, Inc.
The Equitable Companies Incorporated
Equitable of Iowa Companies
Home Beneficial Corporation
Jefferson-Pilot Corporation
John Alden Financial Corporation
Kansas City Life Insurance Company
The Liberty Corporation
Lincoln National Corporation
National Western Life Insurance Company
Old Republic International
Paul Revere Corporation
Presidential Life Corporation
Protective Life Corporation
Provident Life & Accident Insurance
   Company of America
Providian Corporation
ReliaStar Financial Corporation
Security-Connecticut Corporation
Sun America, Inc.
Torchmark Corporation
Travelers Corporation
United Insurance Companies, Inc.
Unitrin Incorporated
UNUM Corporation
USLIFE Corporation
Washington National Corporation

  The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. First Colony Corporation, Independent Insurance Group, Inc., and Life Partners Group, Inc. were deleted because they were acquired by other companies. Paul Revere Corporation and Travelers Corporation were added to the Peer Group index because they were among the 40 largest companies on January 1, 1996.

  As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation", the Company's incentive compensation is predominantly based upon comparisons of the Company's return on average equity (rather than total return) to that of a comparison group of companies.
 The following table sets forth the return on average equity and average return on average equity for the Company and the median for the applicable comparison group of companies.

-----------------------------------------------------------------------
             Protective Life Corporation    Comparison Group Median(1)
          -------------------------------------------------------------
Year           ROE(2)    Average ROE(3)        ROE(2)   Average ROE(3)
-----------------------------------------------------------------------
1996           16.6%        18.3%             11.7%(4)      11.9%(4)
1995           17.7         18.0              11.6          11.5
1994           20.1         17.3              10.5           9.5
1993           18.6         15.6              12.4           9.7
1992           15.5         13.5              12.1          10.2
-----------------------------------------------------------------------

(1) The median is the middle value in a distribution, above and below which lie an equal number of values.
(2) Return on average equity for the year shown. Average equity excludes net unrealized gains and losses on investments.
(3) Average return on average equity for the four-year award period ending with the year shown.
(4) The 1996 comparison group median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.


                       CERTAIN TRANSACTIONS

    The Company is a 25% member of a limited liability company which acquired an office building adjacent to the Company's home office from an affiliate of The Southern Company which continues to lease portions of the building. During 1996, the limited liability company received $1,913,930 in lease payments from affiliates of The Southern Company. Mr. Dahlberg is the Chairman of the Board, President and Chief Executive Officer of The Southern Company.

             PROPOSALS TO APPROVE COMPENSATION PLANS

    As set forth in the following proposals, the Company is currently seeking approval of the Company's (i) 1997 Performance Share Plan, (ii) Annual Incentive Plan, and (iii) 1996 Stock Incentive Plan in order to qualify certain compensation payable thereunder for deductibility by the Company for Federal income tax purposes.

    The Board of Directors has adopted the Protective Life Corporation 1997 Performance Share Plan to assure that any awards made to the Company's executive officers which will vest, if at all, upon the attainment of performance objectives will continue to qualify as "other performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Board of Directors has adopted the Protective Life Corporation Annual Incentive Plan which will permit the Company to award similarly qualified annual cash bonuses to the Company's executive officers based on a determination by the Compensation and Management Succession Committee (the "Committee") that performance objectives established by the Committee and based on those criteria set forth in the Annual Incentive Plan have been attained in whole or in part. Finally, the Board has adopted the Protective Life Corporation 1996 Stock Incentive Plan, pursuant to which the Company may award stock appreciation rights to executive officers, the value of which is dependent upon the performance of the Company's Common Stock. Future awards to executive officers under each of these plans will be dependent on the approval of the plans by the Company's stockholders.

    Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to each of its Chief Executive Officer and its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to certain performance-based compensation that is paid pursuant to a plan or program approved by the Company's stockholders and that specifies the performance objectives to be obtained, the class of employees eligible to receive awards and the maximum amount that can be paid to eligible employees under such plan or program. Stock appreciation rights, as authorized under the 1996 Stock Incentive Plan, are inherently performance-based, since they provide value to employees only if the stock price appreciates. For other awards to qualify for the exception available for performance-based compensation, stockholders must approve the performance objectives to which such awards relate. While Section 162(m) generally became effective with respect to compensation payable after 1993, a special rule stated that awards granted under the predecessor of the 1997 Performance Share Plan prior to the 1997 Annual Meeting of Stockholders would be treated as performance-based compensation without stockholder approval of the otherwise required per person award limits or the performance objectives. Because of this special rule (and certain elective deferrals by the Chief Executive Officer) the Company has paid no compensation that is nondeductible by reason of Section 162(m).

    On March 7, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange was $43.25 per share.

                     PROPOSAL TO APPROVE THE
                   1997 PERFORMANCE SHARE PLAN

INTRODUCTION

    The Board of Directors has adopted and is seeking approval of the Protective Life Corporation 1997 Performance Share Plan (the "Performance Plan"). The purpose of the Performance Plan is to further the long-term growth in profitability of the Company by offering long-term incentives in addition to current compensation to key employees of the Company who will be largely responsible for such growth.

    The Performance Plan authorizes the award of performance shares to a select group of executive officers and key employees which will vest based on the attainment of certain preestablished levels of performance with respect to certain objective measurements of performance set forth in the Performance Plan.

    The following summary of the Performance Plan is qualified by reference to the complete text of the plan, which was filed with the Securities and Exchange Commission as an appendix to this Proxy Statement and may be obtained through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov). The existence of the Performance Plan shall not preclude the Company from making any additional payments outside the Performance Plan to participants therein or to other employees.

VOTE REQUIRED

    To approve the Company's 1997 Performance Share Plan, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROTECTIVE LIFE CORPORATION 1997 PERFORMANCE SHARE PLAN.

PERFORMANCE SHARE PLAN

         ELIGIBILITY. The Performance Plan authorizes the Committee to make awards of performance shares representing shares of the Company's Common Stock (the "Performance Shares") to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executives. The number of eligible participants in the Performance Plan will vary from year to year at the discretion of the Committee. During
1996, approximately 31 employees (including all of the Company's Named Executives) were eligible to receive awards under the predecessor to the Performance Plan and it is expected that approximately the same number of employees will be eligible for awards under the Performance Plan in 1997.

         ADMINISTRATION. The Performance Plan is administered by the Committee which shall at all times consist of at least two directors each of whom is an "outside director" for purposes of Section 162(m) and a "non-employee" director within the meaning of Rule 16b-3 ("Rule 16b-3"), as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has the authority to determine (i) which eligible employees will be participants, (ii) the performance objectives with respect to any awards made thereunder, (iii) subject to the limitations set forth in the Performance Plan, the terms and conditions of all awards made thereunder, and (iv) subject to the maximum limitations set forth in the Performance Plan, the amount of compensation that may be payable to any participant upon the attainment of the applicable performance objectives.

         PERFORMANCE CRITERIA. The Committee will award a number of Performance Shares with respect to a multi-year performance period (the "Performance Period") and pursuant to performance objectives (the "Performance Objectives") it shall establish. The Performance Objectives may be based upon any of the following areas: (i) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases, PROVIDED THAT unless the Committee otherwise determines at the time of the grant of Performance Shares to an executive officer, the Performance Objectives with respect to the award shall be related to at least one of the criteria established in (i) through (v), which may be determined solely by reference to the performance of the Company, a subsidiary or division or based on comparative performance relative to other companies. The Performance Objectives selected by the Committee for each Performance Period will be established prior to the beginning of such Performance Period (or at such later time as may be permitted under Section 162(m) of the Code). A determination of whether the applicable Performance Objectives have been attained, in whole or in part, will be made by the Committee following the end of the relevant Performance Period. Subject to the discretion of the Committee to reduce the amount payable, a participant will earn all of the Performance Shares related to a Performance Period upon achievement of the target level of performance applicable to any one Performance Objective.

         PAYMENT. If the Committee determines that the Performance Objectives for a Performance Period have been attained, a participant will be entitled to receive, as soon as practicable after such determination has been made, a payment equal to the value of one share of the Company's Common Stock for each Performance Share earned with respect to such Performance Period. The Performance Plan provides that payment of awards shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the Federal, state and local taxes required to be withheld as a result of such award. The maximum number of Performance Shares which may be earned under the Performance Plan shall not exceed an aggregate of 2,000,000 subject to adjustment to reflect a change in the Company's Common Stock. No participant may earn more than 50% of the Performance Shares available under the Performance Plan.

         TERMINATION OF EMPLOYMENT. If a participant's employment is terminated by death, disability or by retirement on or after normal retirement age or prior to normal retirement age at the request of the Company, after any Performance Shares have been awarded, such participant will receive a pro-rata payment with respect to any outstanding Performance Shares based on the period of employment during the applicable Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date. If a participant's employment is terminated by reason of (i) retirement prior to normal retirement age at the request of the participant and approved in writing by the Company, (ii) the divestiture of a business segment or a significant portion of the assets of the Company, or (iii) a significant reduction by the Company in its work force, the determination of whether any payment with respect to any unvested portion of an award shall be at the discretion of the Committee. If a participant's employment is terminated for any other reason, any unvested portion of a participant's Performance Share award will be forfeited.

         PLAN TERMINATION. In the event the Board of Directors terminates the Performance Plan, participants will receive a pro-rata payment with respect to any outstanding Performance Shares based on the elapsed portion of each Performance Period and determined by reference to the performance achieved as of the end of the fiscal year immediately preceding the termination date.

         AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend, suspend or terminate the Performance Plan at any time, provided that no amendment may, without stockholder approval, change the definition of Performance Share under the Performance Plan. Notwithstanding anything else in the Performance Plan to the contrary, no awards may be made to participants under the Performance Plan after December 31, 2006.

         CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Performance Plan), the Performance Plan will automatically terminate and each participant shall be deemed to have earned Performance Shares with respect to all outstanding awards based upon performance as of the December 31st preceding the date of such Change in Control, provided that, in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level with respect to all such outstanding awards. Each Performance Share so earned shall be canceled in exchange for a payment in cash of an amount equal to the greater of the value of the Common Stock immediately preceding such Change in Control or the value as determined in connection with such Change in Control.

FEDERAL INCOME TAX CONSEQUENCES

         Payments made under the Performance Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of Common Stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the Common Stock on the date of payment.

NEW PLAN BENEFITS TABLE

         Because payment of any award will be contingent on the attainment of Performance Objectives established for such Performance Period by the Committee, the amounts payable to eligible participants under the Performance Plan for any calendar year during which the Performance Plan is in effect cannot be determined. The table set forth below illustrates the estimated amounts that were payable for 1996 under the predecessor to the Performance Plan to each of the individuals and each of the groups listed below. Non-employee directors do not participate in the Performance Plan.

                        NEW PLAN BENEFITS


         NAME AND POSITION                  DOLLAR VALUE ($)
         Drayton Nabers, Jr.
         Chairman of the Board
         and Chief Executive Officer             $  757,492

         John D. Johns
         President and
         Chief Operating Officer                    166,026

         R. Stephen Briggs
         Executive Vice President                   249,038

         A. S. Williams III
         Executive Vice President,
         Investments and Treasurer                  280,168

         Jim E. Massengale
         Executive Vice President,
         Acquisitions                               233,474

         All Executive Officers
         as a group (11 persons)                  2,578,585

         All other employees as a
         group (8 persons)                          762,680

                          PROPOSAL TO APPROVE THE
             PROTECTIVE LIFE CORPORATION ANNUAL INCENTIVE PLAN

INTRODUCTION

         To further its policy of providing the Company's key employees the opportunity to earn competitive levels of incentive compensation based primarily on the performance of the Company, the Board of Directors has adopted the Protective Life Corporation Annual Incentive Plan (the "Incentive Plan"), effective January 1, 1997.

         The principal features of the Incentive Plan are summarized below. The description is subject to the terms of the Incentive Plan, which was filed with the Securities and Exchange Commission as an appendix to this Proxy Statement and may be obtained through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov). The existence of the Incentive Plan shall not preclude the Company from making additional payments outside the Incentive Plan to participants therein or to other employees.

VOTE REQUIRED

         To approve the Company's Annual Incentive Plan, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROTECTIVE LIFE CORPORATION ANNUAL INCENTIVE PLAN.

ANNUAL INCENTIVE PLAN

         ELIGIBILITY. The Incentive Plan authorizes the Committee to award annual incentive compensation to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executives. The number of eligible participants in the Incentive Plan will vary from year to year at the discretion of the Committee. During 1996, approximately 139 employees (including all of the Company's Named Executives) were eligible to receive incentive compensation under the predecessor to the Incentive Plan and it is expected that approximately the same number of employees will be eligible for the Incentive Plan in 1997.

         PERFORMANCE CRITERIA. On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee will establish performance objectives that must be attained in order for the Company to pay bonuses under the Incentive Plan. The performance objectives will be based upon one or more of the following criteria: (i) the Company's net income; (ii) the Company's operating income;
(iii) the Company's income per share; (iv) the Company's economic value added; (v) the Company's return on equity; (vi) total return to the Company's stockholders; (vii) division or subsidiary income; (viii) division or subsidiary sales or revenues; (ix) division or subsidiary economic value added; or (x) other reasonable bases PROVIDED THAT, to the extent required by
Section 162(m), all awards made to certain executive officers of the Company will be based upon the criteria in (i) through (ix) above.

           PAYMENT OF ANNUAL AWARDS. If any of the performance objectives established by the Committee is satisfied, the Committee may award an annual bonus to an eligible participant in an amount equal to 150% of such participant's base salary up to a maximum of $1,000,000. The Committee has the discretion to pay amounts which are less than the maximum amount payable under the Incentive Plan based on individual performance or such other criteria as the Committee shall deem relevant and may establish annually rules or procedures that will limit the amounts payable to each participant to a level which is below the maximum amount authorized.

         Notwithstanding anything else in the Incentive Plan to the contrary, the Committee shall also have the authority, in its discretion, (i) to pay annual bonuses for any calendar year to eligible participants whose compensation is not subject to the restrictions of Section 162(m) for that calendar year and (ii) to provide for a minimum bonus amount for any calendar year in connection with the hiring of any person who is or becomes subject to the restrictions of Section 162(m).

         ADMINISTRATION. The Committee, which shall at all times be comprised of at least two directors each of whom is an "outside director" for purposes of Section 162(m), shall administer and interpret the Incentive Plan in all events. The Incentive Plan shall be interpreted in a manner which is consistent with the requirements to qualify the payments made thereunder as performance-based compensation under Section 162(m). Prior to making any payment to any executive officer pursuant to the Incentive Plan, the Committee shall be required to certify that the performance objectives have been attained and the amount payable to such executive officer.

         AMENDMENT AND TERMINATION. The Board or the Committee may at any time amend, terminate or suspend the Incentive Plan, except that (i) no such action shall, without the consent of such participant, adversely affect the rights of any participant with respect to any award for any calendar year which has already commenced, and (ii) no such action shall be effective without approval by the stockholders of the Company to the extent that such approval is required to continue to qualify the payments under the Incentive Plan for treatment as performance-based compensation under Section 162(m). Notwithstanding anything else in the Incentive Plan to the contrary, the Incentive Plan will not be effective with respect to calendar years ending after December 31, 2006, unless otherwise extended by action of the Board.

FEDERAL INCOME TAX CONSEQUENCES

         Payments made under the Incentive Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid.

NEW PLAN AWARD TABLE

         Because payment of any award will be contingent on the attainment of performance objectives established for such year by the Committee, the amounts payable to eligible participants under the Incentive Plan for any calendar year during which the Incentive Plan is in effect cannot be determined. The table set forth below illustrates the amounts that were payable for 1996 under the predecessor to the Incentive Plan to each of the individuals and each of the groups listed below. Non-employee directors do not participate in the Incentive Plan.

                              NEW PLAN BENEFITS


         Name and Position                       Dollar Value ($)

         Drayton Nabers, Jr.
         Chairman of the Board
         and Chief Executive Officer             $  486,000

         John D. Johns
         President and
         Chief Operating Officer                    253,000

         R. Stephen Briggs
         Executive Vice President                   181,700

         A. S. Williams III
         Executive Vice President,
         Investments and Treasurer                  192,500

         Jim E. Massengale
         Executive Vice President,
         Acquisitions                               148,100

         All Executive Officers
         as a group (14 persons)                  2,058,200

         All other employees as a
         group (125 persons)                      2,263,600



                     PROPOSAL TO APPROVE THE
                    1996 STOCK INCENTIVE PLAN

INTRODUCTION

         The Protective Life Corporation 1996 Stock Incentive Plan (the "Stock Incentive Plan") is intended to foster and promote the long-term financial success of the Company and materially increase stockholder value by
(i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the Company by employees, and (iii) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

         The following summary of the Stock Incentive Plan is subject to the terms of the plan which was filed with the Securities and Exchange Commission as an appendix to this Proxy Statement and may be obtained through the Internet from the "EDGAR Database of Corporate Information" on the Securities and Exchange Commission's World Wide Web site (http://www.sec.gov). The existence of the Stock Incentive Plan shall not preclude the Company from making any additional payments outside the Stock Incentive Plan to participants therein or to other employees.

VOTE REQUIRED

         To approve the Company's 1996 Stock Incentive Plan, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROTECTIVE LIFE CORPORATION 1996 STOCK INCENTIVE PLAN.

STOCK INCENTIVE PLAN

         ELIGIBILITY. The Stock Incentive Plan authorizes the Committee to make awards to officers and other key employees of the Company and its subsidiaries, including all of the Company's Named Executives. During 1996, 12 senior executive officers (including all of the Company's Named Executives) received awards under the Stock Incentive Plan (see "Option/SAR Grants in Last Fiscal Year").

         AWARDS. The Committee may grant stock appreciation rights ("SARs") to any eligible employee, provided that the number of shares of the Company's Common Stock with respect to which such awards may be payable to an eligible employee shall not exceed 200,000 (subject to adjustment to reflect changes in the Common Stock). The Committee shall establish the terms of each such award, including the applicable vesting schedule. The aggregate number of shares of Common Stock subject to SARs under the Stock Incentive Plan may not exceed 500,000 (subject to adjustment to reflect changes in the Common Stock). Any shares of Common Stock subject to a SAR which is canceled, terminated or otherwise settled without the issuance of Common Stock shall again be available under the Stock Incentive Plan. Unless otherwise provided by the Committee, SARs granted under the Stock Incentive Plan will become exercisable on the fifth anniversary of the date of grant, provided that the participant continues to be employed with the Company. SARs awarded under the Stock Incentive Plan shall have a maximum term of ten years from the date of grant.

         TERMINATION OF EMPLOYMENT. Unless the Committee otherwise determines, in the event a participant's employment terminates by reason of death, disability or retirement, any SARs held by such participant (whether or not currently exercisable) may be exercised by the participant or designated beneficiary prior to the earlier of the expiration date of the term of the SAR or three years following the participant's termination of employment. Unless otherwise determined by the Committee, in the event a participant's employment is terminated for any other reason, any unexercised SARs shall be canceled as of the date of such termination.

         PAYMENT. Upon exercise, each SAR shall entitle the holder to receive an amount (payable in Common Stock) equal to the excess of the fair market value of the Company's Common Stock on the date of exercise over the base price for such SAR (generally the fair market value of the Company's Common Stock on the date the SAR is granted).

         CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Stock Incentive Plan) each SAR (whether or not currently exercisable) shall be canceled in exchange for a payment in cash of an amount equal to the excess of the value of the Common Stock determined in connection with such Change in Control over the base price for such SAR, PROVIDED THAT such payment shall not be made in the event the Committee determines that new rights (meeting certain conditions) will be substituted for such SARs or such SARs will be honored or assumed immediately following the Change in Control.

         ADMINISTRATION. The Committee, which shall at all times be comprised of at least two directors each of whom is an "outside director" for purposes of Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3, shall administer and interpret the Stock Incentive Plan.

         AMENDMENT AND TERMINATION. The Board may terminate or suspend the Stock Incentive Plan and the Board or the Committee may amend the Stock Incentive Plan at any time, provided that such amendment, suspension, or termination shall not adversely affect any SAR previously awarded under the Stock Incentive Plan without the participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

         Payments made under the Stock Incentive Plan will be taxable to the recipients thereof when paid, and the Company or the subsidiary of the Company which employs or employed the recipient will generally be entitled to a Federal income tax deduction in the calendar year for which the amount is paid. To the extent that payment is made in the form of Common Stock, the amount of taxable income to the participant and the deduction to the Company will be equal to the fair market value of the Common Stock on the date of payment.

NEW PLAN BENEFITS

         Because grants made under the Stock Incentive Plan will be in the discretion of the Committee, future awards to eligible participants for any calendar year during which the Stock Incentive Plan is in effect cannot be determined.

                        OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P. was selected as the principal independent public accountants for the Company and its subsidiaries for 1996.
 It is anticipated that Coopers & Lybrand L.L.P. will be selected again in 1997 as the Company's principal independent public accountants. This firm has served as independent public accountants for the Company and its predecessor since 1974. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

    In evaluating the selection of Coopers & Lybrand L.L.P. as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that Coopers & Lybrand L.L.P. will likely be asked to provide for the Company during 1997, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1996 and determined that they were consistent with Company policy.

ANNUAL REPORTS AVAILABLE

    A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS SUCH REPORT FROM THE COMPANY. REQUESTS FOR COPIES SHOULD BE DIRECTED TO: STOCKHOLDER RELATIONS, PROTECTIVE LIFE CORPORATION, P. O. BOX 2606, BIRMINGHAM, ALABAMA 35202, TELEPHONE (205) 868-3573, FAX (205)
868-3541.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS ALSO ELECTRONICALLY ACCESSIBLE THROUGH THE INTERNET FROM THE "EDGAR DATABASE OF CORPORATE INFORMATION" ON THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (HTTP://WWW.SEC.GOV).

STOCKHOLDER PROPOSALS

    In order to be included in the proxy materials for the Company's 1998 Annual Meeting of Stockholders, any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received in written form by the Company's Secretary at the principal office of the Company on or before November 27, 1997.

               [This Page Intentionally Left Blank]

                                     [LOGO]

                          PROTECTIVE LIFE CORPORATION

                              Post Office Box 2606
                           Birmingham, Alabama 35202

                                     PROXY

    The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and Deborah J. Long, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, May 5, 1997 at 10:00 a.m., CDT, and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of, and Proxy Statement dated March 27, 1997 for, said meeting (receipt whereof is hereby acknowledged).

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4.

1. ELECTION OF DIRECTORS / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

WILLIAM J. RUSHTON III
JOHN W. WOODS
WILLIAM J. CABANISS, JR.
DRAYTON NABERS, JR.
JOHN J. MCMAHON, JR.
A. W. DAHLBERG
JOHN W. ROUSE, JR.
ROBERT T. DAVID
RONALD L. KUEHN, JR.
HERBERT A. SKLENAR
JAMES S. M. FRENCH
ROBERT A. YELLOWLEES
JOHN D. JOHNS

      INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name here:
2. Approval of the Company's 1997 Performance Share Plan to qualify certain compensation for deductibility for Federal income tax purposes.  / / FOR  / / AGAINST  / / ABSTAIN
3. Approval of the Company's Annual Incentive Plan to qualify certain compensation for deductibility for Federal income tax
      purposes.      / / FOR  / / AGAINST  / / ABSTAIN
4. Approval of the Company's 1996 Stock Incentive Plan to qualify certain compensation for deductibility for Federal income tax
      purposes.   / / FOR  / / AGAINST  / / ABSTAIN
5. UNLESS "AUTHORIZATION WITHHELD" IS MARKED BELOW, THE PERSONS NAMED ABOVE AS PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH
      OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE
      MEETING.  / / AUTHORIZATION WITHHELD

                                   THIS PROXY WHEN PROPERLY EXECUTED WILL
                                   BE VOTED IN THE MANNER SPECIFIED ABOVE
                                   BY THE UNDERSIGNED. IF NO DIRECTION IS
                                   MADE WITH RESPECT TO A PROPOSAL, THIS
                                   PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                                   BOARD OF DIRECTORS.
                                   Dated , 1997

                                                  Signature

                                                  Signature
                                   Please sign exactly as your name appears hereon, date, and return promptly in the enclosed postage prepaid envelope.

                   PROTECTIVE LIFE CORPORATION
                    1996 STOCK INCENTIVE PLAN


                            SECTION 1

                             PURPOSE

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                            SECTION 2

                           DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

     (a)  "Act" means the Securities Exchange Act of 1934, as amended.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

     (d) "Change in Control" is (i) transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time,
          (ii) the consummation of (A) any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board of Directors of the Company immediately prior to such transaction, do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction, do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company.

     (e) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time), which shall consist of two or more members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3, as promulgated under
          Section 16 of the Act and an "outside director" within the meaning of Section 162(m).

      (h) "Company" means Protective Life Corporation, a Delaware corporation, and any successor thereto.

     (i) "Disability" means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate.

     (j) "Employee" means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

     (k) "Fair Market Value" means, on any date, the average of the average of the highest and lowest sales price for a share of Stock reported for such day on a national exchange or the average of the highest and lowest bid and asked prices for a share of Stock on such date on a nationally recognized system of price quotation. In the event that there are no Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately pre-ceding date on which Stock transactions were so reported.

     (l) "Participant" means any Employee designated by the Committee to participate in the Plan.

     (m) "Plan" means the Protective Life Corporation 1996 Stock Incentive Plan, as in effect from time to time.

     (n) "Retirement" means retirement at the age at which the Participant may retire and immediately thereafter commence receipt of any benefits due under the Company's defined benefit pension plan.

     (o) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (p) "Stock" means the common stock of the Company, par value $0.50 per share.

     (q) "Stock Appreciation Right" shall mean a contractual right granted under Section 6 to receive Stock.

     (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                            SECTION 3

                  ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

                            SECTION 4

                     POWERS OF THE COMMITTEE

     4.1 POWER TO GRANT. The Committee shall determine the Participants to whom Stock Appreciation Rights shall be granted and the terms and conditions of any and all such Stock Appreciation Rights. The Chairman of the Board may suggest to the Committee the Participants who should receive Stock Appreciation Rights under the Plan, PROVIDED THAT the number of shares of the Company's Common Stock with respect to which awards may be made to any participant shall not exceed 200,000. The terms and conditions of each Stock Appreciation Right shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Stock Appreciation Right has been granted. The Committee may es-tablish different terms and conditions for different Participants receiving Stock Appreciation Rights and for the same Participant for each Stock Appreciation Right such Participant may receive, whether or not granted at different times.

     4.2 SUBSTITUTE STOCK APPRECIATION RIGHTS. The Committee shall have the right to grant Stock Appreciation Rights in substitution for or upon the cancellation of Stock Appreciation Rights previously granted and such new Stock Appreciation Rights may contain terms more favorable to the recipient than the Stock Appreciation Rights they replace, including, without limitation, a lower exercise price.

     4.3 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

                            SECTION 5

                      STOCK SUBJECT TO PLAN

     5.1 NUMBER. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Stock Appreciation Rights under the Plan may not exceed 500,000 shares of Stock. The shares to be delivered under the Plan will consist of either newly issued shares of Stock or treasury Stock.

     5.2 CANCELED, TERMINATED, OR FORFEITED STOCK APPRECIATION RIGHTS. Any shares of Stock subject to a Stock Appreciation Right which for any reason is canceled, terminated or otherwise settled without the issuance of any Stock shall again be available under the Plan.

     5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Stock Appreciation Rights under Section 5.1 or subject to outstanding Stock Appreciation Rights and the respective base prices and/or performance criteria applicable to outstanding Stock Appreciation Rights may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                            SECTION 6

                    STOCK APPRECIATION RIGHTS

     6.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Stock Appreciation Rights, if any, to be granted to a Participant. Each Stock Appreciation Right shall be evidenced by a letter to each Participant that shall specify the base price, the duration of the Stock Appreciation Rights, the number of shares of Stock to which the Stock Appreciation Rights pertain, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

     6.2 BASE PRICE. Unless otherwise determined by the Committee, a Stock Appreciation Right granted pursuant to the Plan shall have a base price which is not less than the Fair Market Value of the Stock on the date the Stock Appreciation Right is granted.

     6.3 EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right awarded under the Plan shall entitle a Participant to receive from the Company an amount in Stock equal to the excess of the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. Except as otherwise provided in the Plan and subject to the Committee's right to accelerate the exercisability of such Stock Appreciation Rights in its discretion, the Stock Appreciation Rights shall become exercisable, subject to the restrictions and conditions hereof, on the fifth anniversary of the Grant Date (the "Grant Date"), provided that such Stock Appreciation Rights shall also become exercisable under the circumstances described in Section 7 and/or Section 9.1. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable for more than 10 years after the date on which it is granted.

     6.4 PAYMENT. The Committee shall establish procedures governing the exercise of Stock Appreciation Rights, which shall require that written notice of exercise be given. The number of shares of Stock payable pursuant to the exercise of Stock Appreciation Rights shall be equal to the (x) the excess of (i) the Fair Market Value of a share of Stock on the date of exercise multiplied by the number of Stock Appreciation Rights exercised over
(ii) the sum of the base price for all Stock Appreciation Rights exercised divided by (y) the Fair Market Value of a share of Stock on the date of exercise. As soon as practicable after receipt of a written exercise notice, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. In the event that the Committee shall determine that any certificates issued hereunder must bear a legend restricting the transfer of such Stock, such certificates shall have the appropriate legend.

     6.5 LIMITATIONS ON AND DEFERRAL OF PAYMENT. (a) Deferrals. Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any distribution of Common Stock to be made hereunder to the extent such distribution, when added to all other payments to be made to a Participant in a calendar year, would not be deductible compensation paid by the Company for federal income tax purposes within the meaning of
Section 162. In the event that a distribution or distributions of Stock to a Participant is deferred, the Company will establish for each such Participant a book-entry account (the "Account") representing all such deferred awards.

     (b) DIVIDENDS ON DEFERRED AWARDS. In the event that dividends are paid by the Company during the deferral period, each Participant's Account shall be credited with the amount of any dividends which would otherwise have been payable to such Participant if the number of shares represented by such Account had been owned directly, and such amount shall be deemed to be reinvested in additional shares of Stock.

     (c) PAYMENT. The Stock represented by each Participant's Account shall be paid to such Participant (or, in the event of his or her death, to his or her designated beneficiary or, if none, to his or her estate) in a lump sum, or in installments, if necessary to preserve the deductibility of such payment, as of the earliest date that the payment of the Account balance, or portion thereof, when added to all other payments to be made to a Participant in a calendar year, would be deductible by the Company for federal income tax purposes within the meaning of Section 162 (including Section 162(m)) of the Code.

                            SECTION 7

                    TERMINATION OF EMPLOYMENT

     7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH. DISABILITY OR RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death, Disability or Retirement, any Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 11.2, at any time prior to the expiration date of the term of the Stock Appreciation Rights or within three (3) years (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

     7.2 TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, any unexercised Stock Appreciation Rights (whether or not exercisable prior to the date of termination) shall terminate and be canceled immediately upon such termination of employment.

                            SECTION 8

             FORFEITURE OF STOCK APPRECIATION RIGHTS

     8.1 FORFEITURE AND PAY-BACK OF SAR AMOUNT. If within one year after the exercise of all or a portion of the Stock Appreciation Rights awarded under this Agreement, the Participant voluntarily terminates his or her employment with the Company and the Participant becomes employed by a competitor of the Company in the financial services industry (which includes, but is not limited to, working in the insurance, mutual fund, broker-dealer, financial institution, or investment company industries), the Participant agrees to pay the Company within 30 days of commencing such employment an amount, in cash or the equivalent value in shares of Stock, equal to the aggregate of all SAR Amounts attributable to Stock Appreciation Rights exercised within the one year period prior to the date of such termination.

     8.2 FORFEITURE OF STOCK APPRECIATION RIGHTS. If, after the Participant's termination of employment, the Committee determines that, either during or after the Participant's employment by the Company or one of its Subsidiaries, the Participant engaged in conduct that (i) would have permitted the Company or any of its Subsidiaries to terminate the Participant's employment for Cause had he or she still been employed or (ii) otherwise results in damage to the business or reputation of the Company or any of its Subsidiaries, all of the Stock Appreciation Rights that are still outstanding at the time of such determination shall immediately terminate and be canceled immediately upon such determination by the Committee. Upon such a determination by the Committee, the Company may disregard any attempted exercise of the Stock Appreciation Rights by notice delivered prior to such determination, if, at such time, the Company had not completed the steps necessary to effect such exercise.

                            SECTION 9

                        CHANGE IN CONTROL

     9.1  ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of
Section 9.2 below, in the event of a Change in Control, each Stock Appreciation Right (regardless of whether such SARs are at such time otherwise exercisable) shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the base price for such Stock Appreciation Right.

     9.2 ALTERNATIVE AWARDS. Notwithstanding Section 9.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Stock Appreciation Rights if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Stock Appreciation Rights shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

          (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation or a material reduction in the Participant's responsibilities, in each case without the Participant's written consent.

     9.3 STOCK APPRECIATION RIGHTS GRANTED WITHIN SIX MONTHS OF THE CHANGE OF CONTROL. If any Stock Appreciation Rights granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and

(ii) is to be cashed out pursuant to Section 9.1, such cash out shall not occur until the later of (i) the date which is six months and one day after the date the Stock Appreciation Right was granted or (ii) the first date on which, in the opinion of the Company's counsel, such cash out could occur without such reporting person being potentially subject to liability under
Section 16(b) of the Act by reason of such cash out.

                            SECTION 10

         AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may at any time terminate or suspend the Plan, and from time to time either the Board or the Committee may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Stock Appreciation Right there-tofore granted under the Plan, without the consent of the Participant.

                            SECTION 11

                     MISCELLANEOUS PROVISIONS

     11.1 NONTRANSFERABILITY OF STOCK APPRECIATION RIGHTS. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

     11.2 BENEFICIARY DESIGNATION. Benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. If the Participant desires to name another beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death, the Participant may do so by filing a form prescribed by the Committee. Such designation will be effective only when filed by the Participant, in writing with the Chief Accounting Officer of the Company, during the Participant's lifetime. Such designation will revoke all prior designations made by the Participant.

     11.3 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Stock Appreciation Rights.

     11.4 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Stock Appreciation Rights under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied.

     11.5 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

     11.6 REQUIREMENTS OF LAW. The granting of Stock Appreciation Rights and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.7 TERM OF PLAN. The Plan shall be effective on August 15, 1996. The Plan shall continue in effect, unless sooner terminated pursuant to
Section 9, until the tenth anniversary of the Grant Date.

     11.8 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     11.9 NO IMPACT ON BENEFITS. Stock Appreciation Rights granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

     11.10 NO VOTING RIGHTS. The Participant shall have no right, in respect of Stock Appreciation Rights granted, to vote on any matter submitted to the Company's stockholders until such time as shares of Stock issuable upon exercise of such Stock Appreciation Rights have been so issued.





23940

                             PROTECTIVE  LIFE CORPORATION
                             1997 PERFORMANCE SHARE PLAN


1. PURPOSE. The purpose of the Protective Life Corporation 1997 Performance Share Plan is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2.  CERTAIN DEFINITIONS.

    (a) "AWARD" means the award of Performance Shares to a Participant pursuant to the terms of the Plan.

    (b) "AWARD PERIOD" means the period of calendar years fixed by the Committee with respect to all Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

    (c) "CHANGE IN CONTROL" is (i) a transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time, (ii) the consummation of (A) any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board of Directors of the Company immediately prior to such transaction, do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction, do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company.

    (d) "CHANGE IN CONTROL PRICE" means the greater of (i) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

    (e) "COMMITTEE" means the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

    (f) "COMMON STOCK" means the common stock, par value $0.50 per share, of the Company.

    (g)  "COMPANY" means Protective Life Corporation, a Delaware corporation.

    (h) "DATE OF GRANT" means as of January 1 of any year in which an Award is made.

    (i) "EMPLOYEE" means any person (including any officer) employed by the Company or any subsidiary on a full-time salaried basis.

    (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    (k) "EXECUTIVE OFFICER" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

    (l) "FAIR MARKET VALUE" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange -Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use.

    (m) "INTERIM PERIOD" means a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

    (n) "PARTICIPANT" means an Employee who is selected by the Committee to receive an Award under the Plan.

    (o)  "PERFORMANCE SHARE" means the equivalent of one share of Common
Stock.

    (p) "PLAN" means the Protective Life Corporation 1997 Performance Share Plan as set forth herein and as may be amended from time to time.

    (q) "SECTION 162(M)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

    The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee s interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Participants shall be conclusive and binding on all Participants.

    In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company, or any other corporation, for any year.

    The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

    The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4. PARTICIPATION. Participants in the Plan shall be selected by the Committee from those Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

5.  PERFORMANCE SHARE AWARDS.

    (a) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Awards in any year as of the Date of Grant. Any Employee may be granted more than one Award under the Plan, but no Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable law.

    (b) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

    (c) Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of income per share, return on equity, economic value added, total return, sales or revenues, or on other reasonable bases. Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) income per share, (ii) return on equity, (iii) economic value added, (iv) total return, (v) sales or revenues, or (vi) other reasonable bases; PROVIDED THAT to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through
(v) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

    (d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and if so, the length of the Interim Period.

6. PAYMENT OF PERFORMANCE SHARE AWARDS. Each Participant granted an Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted an Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

    Unless otherwise directed by the Committee, payment of Awards shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant's employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Awards all taxes to be withheld with respect to such Awards.

    For payment of each Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash divided by the Fair Market Value of a Performance Share. To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Awards.

7. DEATH OR DISABILITY. If, prior to the close of an Award Period, a Participant's employment terminates by reason of his death, or his total and permanent disability (as determined under the Company's Pension Plan), payment of his outstanding Award or Awards shall be made as promptly as possible after death or the date of the determination of total and permanent disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of total and permanent disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty days immediately preceding the date of death or the date of the determination of total and permanent disability. Except as provided in Section 23, payments for Awards awarded in the year employment terminates shall be paid at the same percentage as the Award awarded in the year immediately preceding the year of death or disability.

8. RETIREMENT PRIOR TO CLOSE OF AWARD PERIOD. Unless otherwise determined by the Committee, if, prior to the close of an Award Period, a Participant's employment terminates by reason of his retirement on or after his normal retirement date (as determined under the Company's Pension Plan) or prior to his normal retirement date if such retirement was at the request of his employer, payment of the Participant's outstanding Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 7, using the effective date of retirement in place of the date of death or determination of total and permanent disability.

9. TERMINATION UNDER CERTAIN CIRCUMSTANCES. If, prior to the close of an Award Period, a Participant's employment terminates by reason of (i) his retirement prior to his normal retirement date (as determined under the Company's Pension Plan) and such retirement was at the request of the Participant and approved by his employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his outstanding Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his Award or Awards to such Participant shall be made as promptly as possible after one of the events described in subsections (i), (ii), and (iii) of this Section 9 occurs and the amount of such payment shall be computed in the same manner as in Section 7, using the effective date that such event occurs in place of the date or determination of total and permanent disability.

10. VOLUNTARY TERMINATION OR DISCHARGE. If, prior to the close of an Award Period, a Participant's status as an Employee terminates and there is no payment due under the terms of Sections 7, 8, 9, 20, or 21, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

11. LIMITATION ON AWARDS AND PAYMENTS. The maximum number of Performance Shares which may be earned under the Plan shall not exceed an aggregate of 2,000,000 (except as adjusted in accordance with Section 18). If any Performance Shares awarded under the Plan are not paid because of death, total and permanent disability, retirement, voluntary termination, discharge, or cancellation or because they lapse when conditions to their payment are not met, they shall thereupon become available again for award under the Plan.

12. TERM OF PLAN. This Plan shall be effective January 1, 1997, subject to the approval of this Plan by stockholders of the Company at the Annual Meeting of Stockholders to be held May 5, 1997 or any adjournment thereof. The Board of Directors of the Company may terminate the Plan at any time. If not sooner terminated, the Plan will expire on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after December 31, 2006. Termination or expiration shall not adversely affect any right or obligation with respect to an Award theretofore made.

13. CANCELLATION OF PERFORMANCE SHARES. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

14. NO ASSIGNMENT OF INTEREST. The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company.

15. DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

16. EMPLOYMENT RIGHTS. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

17. EXPENSES. The expenses of administrating the Plan shall be borne by the Company.

18. DILUTION, RECAPITALIZATION, AND OTHER ADJUSTMENTS. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of Performance Shares which have been awarded but not paid and the maximum number of Performance Shares which may be earned under the Plan (see Section 11) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of Performance Shares which have been awarded but not paid, and the maximum number of Performance Shares which may be earned under the Plan, shall be reduced proportionately.

19. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may, without stockholder approval, change the definition of Performance Share.

20. PLAN TERMINATION. The Board of Directors may terminate the Plan at any time in their discretion and in such event no Awards shall be made after the date of such Plan Termination.

    Payment of all Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 7 using the effective date of Plan Termination in place of the date of death or the date of the determination of total and permanent disability, except that the Common Stock will be priced at Fair Market Value based on the twenty trading days immediately preceding the date of Plan Termination.

21. CHANGE IN CONTROL. In the event of a Change of Control, the Plan will automatically terminate and each participant shall be deemed to have earned Performance Shares with respect to each of his Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Awards granted in the year of the Change of Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change of Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

22. CONSTRUCTION. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.

23. INTERPRETATION. Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended, at the time of grant, to be other performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, (i) the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance-based compensation and (ii) in the event that an Executive Officer's employment terminates by reason of his retirement on or after his normal retirement date or prior to his normal retirement date if such retirement was at the request of his employer, the payment, if any, with respect to any Performance Shares awarded since the December 31st immediately preceding the date of termination shall be made as promptly as possible after the end of the year in which such termination occurs and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the termination occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period.




25183

                           PROTECTIVE LIFE CORPORATION
                             ANNUAL INCENTIVE PLAN
                       (Effective as of January 1, 1997)


1.   PURPOSE.

     The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m).

2.   DEFINITIONS.

     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

     (c)  "Company" shall mean Protective Life Corporation.

     (d)  "Covered Employee" shall have the meaning set forth in Section
162(m).

     (f) "Participant" shall mean (i) each executive officer of the Company and (ii) each other key employee of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

     (g) "Plan" shall mean the Protective Life Corporation Annual Incentive Plan, as set forth herein and as may be amended from time to time.

     (h) "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

3.   ADMINISTRATION.

     The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). The Committee shall establish the performance objectives for any calendar year in accordance with
Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4.   BONUSES.

     (a) PERFORMANCE CRITERIA. On or before April 1 of each year (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such year.
Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) net income; (ii) operating income; (iii) income per share; (iv) economic value added; (v) return on equity; (vi) total return; (vii) division or subsidiary income; (viii) division or subsidiary sales or revenues; (ix) division or subsidiary economic value added; or (x) other reasonable bases provided that to the extent required to qualify compensation paid to certain executive officers under the Plan the performance criteria shall be based on one or more of the criteria listed in
(i) through (ix) above.

     (b) MAXIMUM AMOUNT PAYABLE. If the Committee certifies that any of the performance objectives established for the relevant year under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the calendar year for which the bonus is payable shall be entitled (subject to the provisions of Section 4(c) hereof) to receive an annual bonus equal to 150% of such Participant's base salary up to a maximum of $1,000,000. Unless the Committee shall otherwise determine, if a Participant's employment terminates for any reason (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the calendar year for which the bonus is payable, such Participant shall receive an annual bonus equal to the amount the Participant would have received as an annual bonus award if such Participant had remained an employee through the end of the year multiplied by a fraction, the numerator of which is the number of days that elapsed during the calendar year in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is 365.

     (c)  Negative Discretion.  Notwithstanding anything else contained in
Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the


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


amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under
Section 4(b).

     (d) AFFIRMATIVE DISCRETION. Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum bonus payable under
Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any calendar year, regardless of whether performance objectives are attained.

5.   PAYMENT.

     Except as may be determined pursuant to the terms of Section 4(e) or as otherwise provided hereunder, payment of any bonus amount determined under
Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus).

6.   GENERAL PROVISIONS.

     (a) EFFECTIVENESS OF THE PLAN. Subject to the approval by the holders of the Common Stock at the 1997 Annual Meeting of Stockholders, the Plan shall be effective with respect to calendar years beginning on or after January 1, 1997, and ending on or before December 31, 2006, unless the term hereof is extended by action of the Board.

     (b) AMENDMENT AND TERMINATION. Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

     (c) DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

     (d) NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

     (e) INTERPRETATION. Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any award as other performance based compensation within the meaning of Section 162(m) (4) (C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

     (f) NO LIMITATION TO CORPORATION ACTION. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments, provided that, if the stockholders of the Company do not approve the Plan at the first annual meeting of stockholders following the adoption of the Plan, the Plan set forth herein shall not be implemented.

     (g) NONALIENATION OF BENEFITS. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

     (h) WITHHOLDING. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

     (i) SEVERABILITY. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

     (j) GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

     (k) HEADINGS. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.



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